[Corbin & Wertz Letterhead]






March 4, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K of GTC Telecom Corp. for the event that occurred on March 1, 2002, and are in agreement with the statements contained therein insofar as they relate to our firm.



                                               /s/ Corbin & Wertz
                                               Corbin & Wertz
                                               Irvine, California